UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2024

T. Rowe Price OHA Select Private Credit Fund
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01561	88-6521578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Vanderbilt Avenue, 16th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 326-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On March 27, 2024, T. Rowe Price OHA Select Private Credit Fund (the “Company”) declared a regular distribution of $0.20, a variable supplemental distribution of $0.03 and a special distribution of $0.18 per Class I common share, for total distributions of $0.41 per Class I common share, which are payable on or about April 30, 2024 to Class I common shareholders of record as of March 29, 2024. The Company has adopted a distribution reinvestment plan that provides for the reinvestment of cash distributions. These distributions will be paid in cash or reinvested in Class I shares of the Company for shareholders participating in the Company’s distribution reinvestment plan.

Item 8.01.	Other Events.

Net Asset Value

The net asset value (“NAV”) per share for Class I common shares of the Company as of February 29, 2024, as determined in accordance with the Company’s valuation policy, is $28.22.

As of February 29, 2024, the Company’s aggregate NAV was $793.7 million, the fair value of its investment portfolio was $1,204.5 million and it had principal debt outstanding of $483.6 million, resulting in a debt-to-equity ratio of approximately 0.61 times.

Status of Offering

The Company is currently publicly offering on a continuous basis up to $2.5 billion in common shares (the “Offering”). The following table lists the approximate common shares issued and total consideration for the Offering and in connection with private placements of common shares as of the date of this filing (through the March 1, 2024 subscription date). The Company intends to continue selling common shares in the Offering on a monthly basis. The table below does not include common shares sold through the Company’s distribution reinvestment plan.

	Common Shares Issued	Total Consideration
Class I Shares	29,609,912	$804,015,635

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, T. Rowe Price OHA Select Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T. Rowe Price OHA Select Private Credit Fund
Date: March 27, 2024	By:	/s/ Gerard Waldt
		Name:	Gerard Waldt
		Title:	Chief Financial Officer